Exhibit 99 (a)

NEWS

NEWS FOR IMMEDIATE RELEASE:	October 30, 2008
BANK OF GRANITE CORPORATION
REPORTS THIRD QUARTER RESULTS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) (the “Company”) reported a net loss of $271 thousand, or $0.02 per share, for the quarter ended September 30, 2008, compared to a net loss of $22.02 million, or $1.40 per share, reported for the third quarter of 2007. For the nine months ended September 30, 2008, the Company reported a net loss of $1.92 million, or $0.12 per share, compared to a net loss of $17.24 million, or $1.09 per share, for the comparable period of 2007. The Company and its banking subsidiary remained well capitalized according to regulatory capital measures.
The Company’s banking subsidiary, Bank of Granite (the “Bank”), earned $760 thousand in the quarter. The Bank’s deposits have remained relatively stable over the past year and stood at approximately $987 million at the end of the third quarter, which compares to $1,015 million in June and $1,011 million in September 2007. A significant factor in the Company’s net loss was the market dislocation relating to financial stocks. The Company holds a portfolio of financial debt and stocks for which an other than temporary impairment charge of $636 thousand was recorded in the third quarter. Additionally, net interest income and net interest margin continued to be adversely affected by an increase in nonperforming assets, which increased to $54.84 million at September 30 from $42.10 at June 30. As previously announced, the Company is conducting a cost reduction plan that will be reflected in future quarters. The Company experienced a decrease in noninterest overhead during the quarter, related primarily to a reduction of personnel costs. Scott Anderson, CEO said, “While we are disappointed in our results, we believe actions we have taken regarding the suspension of the dividend, the cost reductions in progress, and aggressive management of our problem loans and our overall loan portfolio are measures that will hasten the Bank’s return to a better performance level. I am thankful for our customers’ loyal support and the work that all of the Company’s associates are doing to help us through these difficult economic times.”
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office in Guilford County. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland and Rowan counties.
Please see the attached supplemental “Financial Data” tables.
For further information, please contact:
Scott Anderson, Chief Executive Officer, 828.345.6866 or sanderson@bankofgranite.com
Kirby Tyndall, Chief Financial Officer, 828.496.2026 or ktyndall@bankofgranite.com

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation
Selected Financial Data

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands except per share data)	2008	2007	% change	2008	2007	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$16,537	$22,109	-25.2%	$52,891	$67,900	-22.1%
Interest expense	6,881	9,387	-26.7%	22,682	27,539	-17.6%

Net interest income, taxable equivalent	9,656	12,722	-24.1%	30,209	40,361	-25.2%
Taxable equivalent adjustment (1)	170	205	-17.1%	548	653	-16.1%

Net interest income	9,486	12,517	-24.2%	29,661	39,708	-25.3%
Loan loss provision	3,581	42,737	-91.6%	13,437	52,125	-74.2%
Noninterest income	2,494	3,193	-21.9%	8,875	9,644	-8.0%
Noninterest expense	8,775	9,380	-6.4%	28,843	26,505	8.8%

Loss before income tax benefit	(376)	(36,407)	-99.0%	(3,744)	(29,278)	-87.2%
Income tax benefit	(105)	(14,391)	-99.3%	(1,826)	(12,043)	-84.8%

Net loss	$(271)	$(22,016)	-98.8%	$(1,918)	$(17,235)	-88.9%

Loss per share — Basic	$(0.02)	$(1.40)	-98.6%	$(0.12)	$(1.09)	-89.0%
Loss per share — Diluted	(0.02)	(1.40)	-98.6%	(0.12)	(1.09)	-89.0%

Average shares — Basic	15,454	15,694	-1.5%	15,446	15,879	-2.7%
Average shares — Diluted	15,454	15,694	-1.5%	15,446	15,879	-2.7%

Consolidated balance sheet data at September 30:
Total assets				$1,159,917	$1,189,176	-2.5%
Total deposits				969,172	979,365	-1.0%
Loans (gross)				951,665	909,653	4.6%
Stockholders’ equity				108,673	116,112	-6.4%

Consolidated average balance sheet data:
Total assets	$1,181,505	$1,212,281	-2.5%	$1,200,537	$1,208,255	-0.6%
Total deposits	980,633	977,049	0.4%	986,273	969,327	1.7%
Loans (gross)	958,033	942,154	1.7%	955,173	934,682	2.2%
Stockholders’ equity	110,616	143,726	-23.0%	114,614	147,338	-22.2%

Consolidated performance ratios:
Return on average assets*	-0.09%	-7.21%		-0.21%	-1.91%
Return on average equity*	-0.97%	-60.77%		-2.24%	-15.64%
Net interest margin*	3.56%	4.48%		3.67%	4.80%
Efficiency ratio (2)	72.22%	58.94%		73.80%	53.00%

Consolidated asset quality data and ratios:
Nonaccruing loans				$51,132	$27,267	87.5%
Accruing loans 90 days past due				466	491	-5.1%

Nonperforming loans				51,598	27,758	85.9%
Foreclosed properties				3,237	2,605	24.3%

Nonperforming assets				54,835	30,363	80.6%

Allowance for loan losses				21,553	17,569	22.7%

Loans charged off				12,411	50,523	-75.4%
Recoveries of loans charged off				2,854	180	n/m

Net loan charge-offs				9,557	50,343	-81.0%

Net charge-offs to average loans*				1.34%	7.20%
Nonperforming loans to total assets				4.45%	2.33%
Allowance coverage of nonperforming loans				41.77%	63.29%
Allowance for loan losses to gross loans				2.26%	1.93%
Allowance for loan losses to net loans				2.32%	1.97%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$8,871	$11,863	-25.2%	$27,417	$37,886	-27.6%
Loan loss provision	3,556	42,725	-91.7%	13,376	52,089	-74.3%
Noninterest income	2,348	2,160	8.7%	6,700	6,644	0.8%
Noninterest expense	6,878	7,584	-9.3%	23,146	21,328	8.5%
Income tax expense (benefit)	25	(14,456)	-100.2%	(1,803)	(12,289)	-85.3%
Net income (loss)	760	(21,830)	-103.5%	(602)	(16,598)	-96.4%

Granite Mortgage
Net interest income	$703	$857	-18.0%	$2,541	$2,498	1.7%
Loan loss provision	25	12	108.3%	61	36	69.4%
Noninterest income	849	1,033	-17.8%	2,878	3,000	-4.1%
Noninterest expense	1,852	1,715	8.0%	5,415	4,847	11.7%
Income tax expense (benefit)	(130)	65	-300.0%	(23)	246	-109.3%
Net income (loss)	(195)	98	-299.0%	(34)	369	-109.2%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2008	2008	2008	2007	2007

Consolidated earnings summary:
Interest income, taxable equivalent	$16,537	$17,254	$19,101	$22,273	$22,109
Interest expense	6,881	7,190	8,611	9,309	9,387

Net interest income, taxable equivalent	9,656	10,064	10,490	12,964	12,722
Taxable equivalent adjustment (1)	170	182	197	205	205

Net interest income	9,486	9,882	10,293	12,759	12,517
Loan loss provision	3,581	8,445	1,411	3,006	42,737
Noninterest income	2,494	3,103	3,278	3,535	3,193
Noninterest expense	8,775	10,409	9,659	10,496	9,380

Income (loss) before income taxes (benefits)	(376)	(5,869)	2,501	2,792	(36,407)
Income tax expense (benefit)	(105)	(2,507)	786	860	(14,391)

Net income (loss)	$(271)	$(3,362)	$1,715	$1,932	$(22,016)

Earnings (loss) per share — Basic	$(0.02)	$(0.22)	$0.11	$0.12	$(1.40)
Earnings (loss) per share — Diluted	(0.02)	(0.22)	0.11	0.12	(1.40)

Average shares — Basic	15,454	15,446	15,438	15,468	15,694
Average shares — Diluted	15,454	15,446	15,457	15,490	15,694

Consolidated ending balance sheet data:
Total assets	$1,159,917	$1,187,696	$1,235,624	$1,219,148	$1,189,176
Total deposits	969,172	982,213	1,011,717	971,989	979,365
Loans (gross)	951,665	955,497	949,065	946,326	909,653
Stockholders’ equity	108,673	109,458	115,434	115,265	116,112

Consolidated average balance sheet data:
Total assets	$1,181,505	$1,205,959	$1,214,147	$1,198,879	$1,212,281
Total deposits	980,633	989,560	988,626	971,663	977,049
Loans (gross)	958,033	958,754	948,732	929,342	942,154
Stockholders’ equity	110,616	115,545	117,681	117,042	143,726

Consolidated performance ratios:
Return on average assets*	-0.09%	-1.12%	0.57%	0.64%	-7.21%
Return on average equity*	-0.97%	-11.70%	5.86%	6.55%	-60.77%
Net interest margin*	3.56%	3.66%	3.80%	4.69%	4.48%
Efficiency ratio (2)	72.22%	79.05%	70.16%	63.62%	58.94%

Consolidated asset quality data and ratios:
Nonaccruing loans	$51,132	$39,629	$40,260	$36,450	$27,267
Accruing loans 90 days past due	466	297	969	162	491

Nonperforming loans	51,598	39,926	41,229	36,612	27,758
Foreclosed properties	3,237	2,172	2,511	2,491	2,605

Nonperforming assets	54,835	42,098	43,740	39,103	30,363

Allowance for loan losses	21,553	18,833	15,459	17,673	17,569

Loans charged off	1,712	6,097	4,602	3,140	47,308
Recoveries of loans charged off	851	1,027	976	237	39

Net loan charge-offs	861	5,070	3,626	2,903	47,269

Net charge-offs to average loans*	0.36%	2.13%	1.54%	1.24%	19.90%
Nonperforming loans to total assets	4.45%	3.36%	3.34%	3.00%	2.33%
Allowance coverage of nonperforming loans	41.77%	47.17%	37.50%	48.27%	63.29%
Allowance for loan losses to gross loans	2.26%	1.97%	1.63%	1.87%	1.93%
Allowance for loan losses to net loans	2.32%	2.01%	1.66%	1.90%	1.97%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$8,871	$9,003	$9,543	$12,207	$11,863
Loan loss provision	3,556	8,421	1,399	2,994	42,725
Noninterest income	2,348	2,117	2,235	2,619	2,160
Noninterest expense	6,878	8,421	7,847	8,777	7,584
Income tax expense (benefit)	25	(2,539)	711	852	(14,456)
Net income (loss)	760	(3,183)	1,821	2,203	(21,830)

Granite Mortgage
Net interest income	$703	$996	$842	$751	$857
Loan loss provision	25	24	12	12	12
Noninterest income	849	986	1,043	916	1,033
Noninterest expense	1,852	1,878	1,685	1,635	1,715
Income tax expense (benefit)	(130)	32	75	8	65
Net income (loss)	(195)	48	113	12	98

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of tax equivalent net interest income and noninterest income.

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